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                                                                     EXHIBIT 11

WHITTMAN-HART, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                      1996            1995          1996           1995
                                                 ------------   ------------   ------------   ------------

Net income                                       $  1,683,866   $    603,480   $  3,428,554   $  1,409,186
Pro forma adjustment to provision for
    income taxes                                        -            225,976          -            527,677
                                                 ------------   ------------   ------------   ------------
Net income attributable to common
    stock (pro forma in 1995)                    $  1,683,866   $    377,504   $  3,428,554   $    881,509
                                                 ------------   ------------   ------------   ------------
                                                 ------------   ------------   ------------   ------------

Weighted average common shares outstanding         18,823,788     11,127,456     15,005,570     11,236,422
Effect of stock options calculated according
    to the treasury stock method                    1,450,660      1,094,780      1,298,712      1,094,780
Conversion of redeemable preferred stock                -          1,912,148        861,518      1,912,148
                                                 ------------   ------------   ------------   ------------
Weighted average common and common
    equivalent shares outstanding                  20,274,448    14,134,384      17,165,800     14,243,350
                                                 ------------   ------------   ------------   ------------
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Net income per share (pro forma in 1995)         $       0.08   $       0.03   $       0.20   $       0.06
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